Editorial Contacts	EXHIBIT 99.1

NEWS RELEASE

HP Reports Second Quarter 2010 Results

	—	Second quarter net revenue of $30.8 billion, up 13%, or $3.5 billion, from a year earlier

	—	Second quarter GAAP operating profit up 25% to $2.9 billion; GAAP diluted earnings per share of $0.91, up $28% from $0.71 a year earlier

	—	Second quarter non-GAAP operating profit up 22% to $3.5 billion; non-GAAP diluted earnings per share of $1.09. up 27% from $0.86 a year earlier

	—	Broad-based year-over-year growth driven by ESS at 31%, PSG at 21%, and IPG at 8%

	—	Delivered 31% year-over-year organic growth in HP Networking

	—	Double-digit year-over-year growth across all regions

	—	Raises full-year outlook
David Shane, HP +1 650 857 3859 corpmediarelations@hp.com Hani Durzy, HP +1 650 857 7489 corpmediarelations@hp.com Gina Tyler, HP +1 650 857 7582 corpmediarelations@hp.com
PALO ALTO, Calif., May 18, 2010 – HP today announced financial results for its second fiscal quarter ended April 30, 2010, with net revenue of $30.8 billion, up 13% from a year earlier including a favorable currency benefit of four percentage points.

In the second quarter, GAAP diluted earnings per share (EPS) was $0.91, up from $0.71 in the prior-year period. Non-GAAP diluted EPS was $1.09, up from $0.86 in the prior-year period. Non-GAAP financial information excludes after-tax costs of approximately $0.18 per share and $0.15 per share in the second quarter of fiscal 2010 and 2009, respectively, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

"HP had an exceptional quarter with strong performance across every region,” said Mark Hurd, HP chairman and chief executive officer. “We've built the best portfolio in the industry, and our customers are responding.  We’re winning in the marketplace, investing for the future and confident in the enormous opportunity that lies ahead.”

HP Investor Relations
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investor.relations@hp.com

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Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com
	Q2 FY10	Q2 FY09	Y/Y
Net revenue ($B)	$ 30.8	$ 27.4	13%
GAAP operating margin	9.3%	8.4%	0.9 pts
GAAP net earnings ($B)	$ 2.2	$ 1.7	28%
GAAP diluted EPS	$ 0.91	$ 0.71	28%
Non-GAAP operating margin	11.2%	10.4%	0.8pts
Non-GAAP net earnings ($B)	$ 2.6	$ 2.1	25%
Non-GAAP diluted EPS	$ 1.09	$ 0.86	27%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over-year comparisons.

Second quarter revenue was up 11% in the Americas to $13.5 billion. Revenue was up 11% in Europe, the Middle East and Africa and up 19% in Asia Pacific to $11.8 billion and $5.5 billion, respectively. When adjusted for the effects of currency, revenue was up 9% in the Americas, up 7% in Europe, the Middle East and Africa and up 10% in Asia Pacific. Revenue from outside of the United States in the second quarter accounted for 66% of total HP revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) increasing 25% while accounting for 10% of total HP revenue.

“HP drove double-digit revenue growth and improving profits, contributing to our twentieth consecutive quarter of year-over-year operating margin expansion,” said Cathie Lesjak, HP executive vice president and chief financial officer. “With the improving demand environment, we are accelerating investments for growth while raising our full-year outlook.”

Services
Services revenue increased 2% to $8.7 billion. Infrastructure Technology Outsourcing revenue increased 6%, while revenue in Technology Services and Business Process Outsourcing were roughly flat year over year. Application Services revenue was down 2% versus the prior-year period. Operating profit was $1.4 billion, or 15.9% of revenue, up from $1.2 billion, or 13.8% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $4.5 billion, up 31%. Industry Standard Server revenue increased 54%, while Storage revenue increased 16% with the midrange EVA product line up 3%. Business Critical Systems revenue declined 17%, while ESS blade revenue was up 45%. Operating profit was $571 million, or 12.6% of revenue, up from $250 million, or 7.2% of revenue, in the prior-year period.

HP Software
HP Software revenue declined 1% to $871 million. Business Technology Optimization revenue increased 3%, and Other Software revenue decreased 8%. Operating profit was $162 million, or 18.6% of revenue, up from $157 million, or 17.8% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) posted a 20% increase in unit shipments and maintained the leading market share position in PCs worldwide. PSG revenue increased 21% to $10.0 billion. Notebook revenue for the quarter was up 17%, while Desktop revenue increased 27%. Commercial client revenue was up 19%, while Consumer client revenue increased 25%. Operating profit was $465 million, or 4.7% of revenue, up from $378 million, or 4.6% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue increased 8% to $6.4 billion. Supplies revenue was up 6%, while Commercial hardware revenue and Consumer hardware revenue increased 13% and 16%, respectively. Printer unit shipments increased 9%, with Commercial printer hardware units down 8% and Consumer printer hardware units up 15%. Operating profit was $1.1 billion, or 17.2% of revenue, versus $1.1 billion, or 18.2% of revenue, in the prior-year period.

Corporate Investments
ProCurve revenue increased 31%, and HP Networking overall increased 58% year-over-year including the impact of the 3Com acquisition.

HP Financial Services
HP Financial Services (HPFS) revenue increased 18% to $755 million. Financing volume increased 20%, and net portfolio assets increased 21%. Operating margin was 9.1%, up from 7.2% in the prior-year period.

Asset management
HP generated $3.1 billion in cash flow from operations for the second quarter. Inventory ended the quarter at $6.4 billion, flat year over year in days of inventory. Accounts receivable of $14.8 billion was down 5 days year-over-year. Accounts payable ended the quarter at $13.4 billion, up 2 days over the prior-year period.  HP’s dividend payment of $0.08 per share in the second quarter resulted in cash usage of $196 million. HP also utilized $1.8 billion of cash during the quarter to repurchase approximately 35 million shares of common stock in the open market. HP exited the quarter with $14.3 billion in gross cash.

Outlook
For the third quarter of fiscal 2010, HP estimates revenue of approximately $29.7 billion to $30.0 billion, GAAP diluted EPS in the range of $0.87 to $0.89, and non-GAAP diluted EPS in the range of $1.05 to $1.07. Third quarter fiscal 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.18 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

HP expects full year fiscal 2010 revenue growth of approximately eight to nine percent. HP expects full year fiscal 2010 GAAP diluted EPS to be in the range of $3.76 to $3.81, down from its previous estimate of $3.79 to $3.86, and non-GAAP diluted EPS to be in the range of $4.45 to $4.50, up from its previous estimate of $4.37 to $4.44. Full year fiscal 2010 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.69 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges.

The non-GAAP diluted EPS estimates for both the third quarter and the full year fiscal 2010 include the expected dilution associated with the proposed acquisition of Palm, Inc. that HP announced on April 28, 2010. However, HP has not included any revenue associated with the Palm acquisition in its revenue outlook for either the third quarter or the full year fiscal 2010.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q2 FY10 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2010q2webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. As the world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost reduction programs and restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and HP’s other filings with the Securities and

Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2010.  As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended April 30, 2010. In particular, determining HP’s actual tax balances and provisions as of April 30, 2010 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice.
The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2010	January 31, 2010	April 30, 2009

Net revenue	$30,849	$31,177	$27,383

Costs and expenses(a):
Cost of sales	23,601	24,062	20,945
Research and development	722	681	716
Selling, general and administrative	3,064	2,932	2,880
Amortization of purchased intangible assets	347	330	380
Restructuring charges	180	131	94
Acquisition-related charges	77	38	75
Total costs and expenses	27,991	28,174	25,090

Earnings from operations	2,858	3,003	2,293

Interest and other, net	(91)	(199)	(180)

Earnings before taxes	2,767	2,804	2,113

Provision for taxes(b)	567	554	392

Net earnings	$2,200	$2,250	$1,721

Net earnings per share:
Basic	$0.94	$0.95	$0.72
Diluted	$0.91	$0.93	$0.71

Cash dividends declared per share	$-	$0.16	$-

Weighted-average shares used to compute net earnings per share:
Basic	2,345	2,358	2,394
Diluted	2,406	2,427	2,438

(a) Stock-based compensation expense was as follows:
Cost of sales	$48	$47	$48
Research and development	16	14	18
Selling, general and administrative	136	119	109
Acquisition-related charges	-	1	16
Total costs and expenses	$200	$181	$191

(b) Tax benefit from stock-based compensation	$(64)	$(58)	$(59)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30, 2010	April 30, 2009

Net revenue	$62,026	$56,190

Costs and expenses(a):
Cost of sales	47,663	43,018
Research and development	1,403	1,448
Selling, general and administrative	5,996	5,773
Amortization of purchased intangible assets	677	792
In-process research and development charges	-	6
Restructuring charges	311	240
Acquisition-related charges	115	123
Total costs and expenses	56,165	51,400

Earnings from operations	5,861	4,790

Interest and other, net	(290)	(412)

Earnings before taxes	5,571	4,378

Provision for taxes(b)	1,121	801

Net earnings	$4,450	$3,577

Net earnings per share:
Basic	$1.89	$1.49
Diluted	$1.84	$1.46

Cash dividends declared per share	$0.16	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,352	2,402
Diluted	2,412	2,448

(a) Stock-based compensation expense was as follows:
Cost of sales	$95	$100
Research and development	30	35
Selling, general and administrative	255	194
Acquisition-related charges	1	22
Total costs and expenses	$381	$351

(b) Tax benefit from stock-based compensation	$(122)	$(107)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended April 30, 2010	Diluted earnings per share	Three months ended January 31, 2010	Diluted earnings per share	Three months ended April 30, 2009	Diluted earnings per share

GAAP net earnings	$2,200	$0.91	$2,250	$0.93	$1,721	$0.71

Non-GAAP adjustments:
Amortization of purchased intangible assets	347	0.14	330	0.14	380	0.15
Restructuring charges	180	0.08	131	0.05	94	0.04
Acquisition-related charges	77	0.03	38	0.01	75	0.03
Adjustments for taxes	(171)	(0.07)	(155)	(0.06)	(167)	(0.07)

Non-GAAP net earnings	$2,633	$1.09	$2,594	$1.07	$2,103	$0.86

GAAP earnings from operations	$2,858		$3,003		$2,293

Non-GAAP adjustments:
Amortization of purchased intangible assets	347		330		380
Restructuring charges	180		131		94
Acquisition-related charges	77		38		75

Non-GAAP earnings from operations	$3,462		$3,502		$2,842

GAAP operating margin	9%		10%		8%
Non-GAAP adjustments	2%		1%		2%

Non-GAAP operating margin	11%		11%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30, 2010	Diluted earnings per share	Six months ended April 30, 2009	Diluted earnings per share

GAAP net earnings	$4,450	$1.84	$3,577	$1.46

Non-GAAP adjustments:
Amortization of purchased intangible assets	677	0.28	792	0.32
In-process research and development charges	-	-	6	-
Restructuring charges	311	0.13	240	0.10
Acquisition-related charges	115	0.05	123	0.05
Adjustments for taxes	(326)	(0.13)	(348)	(0.14)

Non-GAAP net earnings	$5,227	$2.17	$4,390	$1.79

GAAP earnings from operations	$5,861		$4,790

Non-GAAP adjustments:
Amortization of purchased intangible assets	677		792
In-process research and development charges	-		6
Restructuring charges	311		240
Acquisition-related charges	115		123

Non-GAAP earnings from operations	$6,964		$5,951

GAAP operating margin	9%		9%
Non-GAAP adjustments	2%		2%

Non-GAAP operating margin	11%		11%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	April 30, 2010	October 31, 2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,131	$13,279
Short-term investments	39	55
Accounts receivable	14,753	16,537
Financing receivables	2,795	2,675
Inventory	6,436	6,128
Other current assets	13,541	13,865

Total current assets	51,695	52,539

Property, plant and equipment	11,242	11,262
Long-term financing receivables and other assets	11,726	11,289
Goodwill and purchased intangible assets	41,331	39,709

Total assets	$115,994	$114,799

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,934	$1,850
Accounts payable	13,350	14,809
Employee compensation and benefits	3,410	4,071
Taxes on earnings	1,043	910
Deferred revenue	6,526	6,182
Other accrued liabilities	14,008	15,181

Total current liabilities	42,271	43,003

Long-term debt	13,728	13,980
Other liabilities	16,183	17,052	(a)

Stockholders' equity
HP Stockholders' equity	43,511	40,517
Noncontrolling interests	301	247	(a)

Total stockholders' equity	43,812	40,764

Total liabilities and stockholders' equity	$115,994	$114,799

(a) Reflects the adoption of the accounting standard related to the presentation of noncontrolling interests in consolidated financial statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended April 30, 2010	Six months ended April 30, 2010

Cash flows from operating activities:
Net earnings	$2,200	$4,450
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,184	2,346
Stock-based compensation expense	200	381
Provision for bad debt and inventory	101	193
Restructuring charges	180	311
Deferred taxes on earnings	(94)	(286)
Excess tax benefit from stock-based compensation	(135)	(263)
Other, net	62	149

Changes in assets and liabilities:
Accounts and financing receivables	(166)	1,709
Inventory	353	(190)
Accounts payable	(280)	(1,548)
Taxes on earnings	247	726
Restructuring	(383)	(783)
Other assets and liabilities	(378)	(1,697)
Net cash provided by operating activities	3,091	5,498

Cash flows from investing activities:
Investment in property, plant and equipment	(950)	(1,771)
Proceeds from sale of property, plant and equipment	156	268
Purchases of available-for-sale securities and other investments	(19)	(28)
Maturities and sales of available-for-sale securities and other investments	103	103
Payments made in connection with business acquisition, net	(2,519)	(2,512)
Net cash used in investing activities	(3,229)	(3,940)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	1,777	1,855
Issuance of debt	21	50
Payment of debt	(164)	(244)
Issuance of common stock under employee stock plans	947	2,266
Repurchase of common stock	(1,798)	(4,511)
Excess tax benefit from stock-based compensation	135	263
Dividends	(196)	(385)
Net cash provided by (used in) financing activities	722	(706)

Increase in cash and cash equivalents	584	852
Cash and cash equivalents at beginning of period	13,547	13,279
Cash and cash equivalents at end of period	$14,131	$14,131

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30,	January 31,	April 30,
	2010	2010	2009(a)

Net revenue:

Services	$8,712	$8,651	$8,500
Enterprise Storage and Servers	4,542	4,391	3,457
HP Software	871	878	880
HP Enterprise Business	14,125	13,920	12,837
Personal Systems Group	9,956	10,584	8,210
Imaging and Printing Group	6,396	6,206	5,916
HP Financial Services	755	719	641
Corporate Investments	315	236	188
Total Segments	31,547	31,665	27,792
Eliminations of intersegment net revenue and other	(698)	(488)	(409)

Total HP Consolidated	$30,849	$31,177	$27,383

Earnings from operations:

Services	$1,382	$1,364	$1,174
Enterprise Storage and Servers	571	552	250
HP Software	162	167	157
HP Enterprise Business	2,115	2,083	1,581
Personal Systems Group	465	530	378
Imaging and Printing Group	1,098	1,054	1,074
HP Financial Services	69	67	46
Corporate Investments	12	19	(19)
Total Segments	3,759	3,753	3,060

Corporate and unallocated costs and eliminations	(112)	(88)	(62)
Unallocated costs related to stock-based compensation expense	(185)	(163)	(156)
Amortization of purchased intangible assets	(347)	(330)	(380)
Restructuring charges	(180)	(131)	(94)
Acquisition-related charges	(77)	(38)	(75)
Interest and other, net	(91)	(199)	(180)

Total HP Consolidated Earnings Before Taxes	$2,767	$2,804	$2,113

(a)    As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Six months ended
	April 30,	April 30,
	2010	2009 (a)

Net revenue:

Services	$17,363	$17,247
Enterprise Storage and Servers	8,933	7,406
HP Software	1,749	1,758
HP Enterprise Business	28,045	26,411
Personal Systems Group	20,540	17,002
Imaging and Printing Group	12,602	11,897
HP Financial Services	1,474	1,277
Corporate Investments	551	384
Total Segments	63,212	56,971
Eliminations of intersegment net revenue and other	(1,186)	(781)

Total HP Consolidated	$62,026	$56,190

Earnings from operations:

Services	$2,746	$2,298
Enterprise Storage and Servers	1,123	656
HP Software	329	297
HP Enterprise Business	4,198	3,251
Personal Systems Group	995	814
Imaging and Printing Group	2,152	2,179
HP Financial Services	136	87
Corporate Investments	31	(38)
Total Segments	7,512	6,293

Corporate and unallocated costs and eliminations	(200)	(38)
Unallocated costs related to stock-based compensation expense	(348)	(304)
Amortization of purchased intangible assets	(677)	(792)
In-process research and development charges	-	(6)
Restructuring charges	(311)	(240)
Acquisition-related charges	(115)	(123)
Interest and other, net	(290)	(412)

Total HP Consolidated Earnings Before Taxes	$5,571	$4,378

(a)    As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30, 2010	January 31, 2010	April 30, 2009(a) (b)

Net revenue:

Infrastructure Technology Outsourcing	$3,998	$3,933	$3,762
Technology Services	2,420	2,406	2,418
Application Services	1,512	1,509	1,541
Business Process Outsourcing	716	734	719
Other	66	69	60
Services	8,712	8,651	8,500
Industry Standard Servers	3,056	2,946	1,989
Storage	948	889	818
Business Critical Systems	538	556	650
Enterprise Storage and Servers	4,542	4,391	3,457
Business Technology Optimization	584	591	568
Other Software	287	287	312
HP Software	871	878	880
HP Enterprise Business	14,125	13,920	12,837
Notebooks	5,513	6,125	4,706
Desktops	3,788	3,840	2,977
Workstations	423	375	287
Handhelds	24	25	47
Other	208	219	193
Personal Systems Group	9,956	10,584	8,210
Supplies	4,331	4,081	4,103
Commercial Hardware	1,348	1,291	1,193
Consumer Hardware	717	834	620
Imaging and Printing Group	6,396	6,206	5,916
HP Financial Services	755	719	641
Corporate Investments	315	236	188
Total Segments	31,547	31,665	27,792

Eliminations of intersegment net revenue and other	(698)	(488)	(409)

Total HP Consolidated	$30,849	$31,177	$27,383

(a)    Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment only. There was no impact to the previously reported segment financial results.

(b)    As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Six months ended
	April 30, 2010	April 30, 2009(a)(b)

Net revenue:

Infrastructure Technology Outsourcing	$7,931	$7,605
Technology Services	4,826	4,871
Application Services	3,021	3,173
Business Process Outsourcing	1,450	1,473
Other	135	125
Services	17,363	17,247
Industry Standard Servers	6,002	4,311
Storage	1,837	1,731
Business Critical Systems	1,094	1,364
Enterprise Storage and Servers	8,933	7,406
Business Technology Optimization	1,175	1,162
Other Software	574	596
HP Software	1,749	1,758
HP Enterprise Business	28,045	26,411
Notebooks	11,638	9,613
Desktops	7,628	6,285
Workstations	798	620
Handhelds	49	104
Other	427	380
Personal Systems Group	20,540	17,002
Supplies	8,412	8,153
Commercial Hardware	2,639	2,432
Consumer Hardware	1,551	1,312
Imaging and Printing Group	12,602	11,897
HP Financial Services	1,474	1,277
Corporate Investments	551	384
Total Segments	63,212	56,971

Eliminations of intersegment net revenue and other	(1,186)	(781)

Total HP Consolidated	$62,026	$56,190

(a)    Certain fiscal 2010 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2009, the reclassifications resulted in the transfer of revenue among the business units within the Services segment only. There was no impact to the previously reported segment financial results.

(b)    As a result of HP's adoption in fiscal 2009 of the revenue recognition standards related to multiple-deliverable revenue arrangements and revenue arrangements that included software, certain previously reported segment and business unit results have been restated. The adoption primarily impacted the Services, Enterprise Storage and Servers and Personal Systems Group financial reporting segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2010	January 31, 2010	April 30, 2009

Numerator:
Net earnings	$2,200	$2,250	$1,721

Denominator:
Weighted-average shares used to compute basic EPS	2,345	2,358	2,394
Dilutive effect of employee stock plans	61	69	44
Weighted-average shares used to compute diluted EPS	2,406	2,427	2,438

Net earnings per share:
Basic(a)	$0.94	$0.95	$0.72
Diluted(b)	$0.91	$0.93	$0.71

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30, 2010	April 30, 2009

Numerator:
Net earnings	$4,450	$3,577

Denominator:
Weighted-average shares used to compute basic EPS	2,352	2,402
Dilutive effect of employee stock plans	60	46
Weighted-average shares used to compute diluted EPS	2,412	2,448

Net earnings per share:
Basic(a)	$1.89	$1.49
Diluted(b)	$1.84	$1.46

(a) Basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2010	January 31, 2010	April 30, 2009

Numerator:
Non-GAAP net earnings	$2,633	$2,594	$2,103

Denominator:
Weighted-average shares used to compute basic EPS	2,345	2,358	2,394
Dilutive effect of employee stock plans	61	69	44
Weighted-average shares used to compute diluted EPS	2,406	2,427	2,438

Non-GAAP net earnings per share:
Basic(a)	$1.12	$1.10	$0.88
Diluted(b)	$1.09	$1.07	$0.86

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30, 2010	April 30, 2009

Numerator:
Non-GAAP net earnings	$5,227	$4,390

Denominator:
Weighted-average shares used to compute basic EPS	2,352	2,402
Dilutive effect of employee stock plans	60	46
Weighted-average shares used to compute diluted EPS	2,412	2,448

Non-GAAP net earnings per share:
Basic(a)	$2.22	$1.83
Diluted(b)	$2.17	$1.79

(a) Basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b) Diluted non-GAAP earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•
Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•
Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•
In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•
HP incurs costs related to its acquisitions, some of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•
Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.